                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:  617-673-8000

MEDIA CONTACT:
Ilene Hoffer:      617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      FOURTH QUARTER 2005 FINANCIAL RESULTS


BOSTON, MA -- (February 13, 2006) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the fourth quarter ended December 31, 2005.

Earnings per diluted share of $0.35 in the quarter ended December 31, 2005 increased 30% from $0.27 per diluted share for the quarter ended December 31, 2004. Revenue for the fourth quarter of 2005 increased 13% to $163.1 million from $144.7 million for the same quarter last year. Net income for the fourth quarter of 2005 increased 30% to $9.8 million from $7.6 million in the fourth quarter of 2004.

Earnings per diluted share of $1.29 for the year ended December 31, 2005 increased 32% from $0.98 per diluted share for the year ended December 31, 2004. Revenue for the full year 2005 increased 13% to $625.3 million from $551.8 million for the same period last year. Net income for the year increased 34% to $36.7 million from $27.3 million in 2004.

"It was another strong year for Bright Horizons, and we are very pleased with the results," commented David Lissy, Chief Executive Officer. "During 2005 we added 72 new centers to our network in partnership with some of the world's finest employers, including The GAP, Union Pacific, YUM! Brands, Schering Plough, National City Bank, Unilever, and Huntington Bank. We also opened our first center in Puerto Rico in partnership with Amgen, and added five centers in the UK, including our 100th center outside the continental U.S. for the Royal Bank of Scotland." The Company added three centers and closed three centers in the fourth quarter of 2005 and, as of December 31, 2005, operated 616 early care and education centers with the capacity to serve more than 66,300 children and families.

"During 2005 we significantly expanded our network of back-up child care centers with the acquisition of ChildrenFirst, adding 33 centers and more than 270 clients in the U.S., the UK and Canada. Bright Horizons is the leading provider of back-up and emergency care with a network of 70 centers in three countries, offering employers a broad range of locations and services tailored to meet their employees' back-up and emergency child care needs," said Lissy.

"Of course, none of this would be possible without the passion and dedication of our team of professionals," added Lissy. "For this reason, we were extremely honored to be named one of FORTUNE magazine's '100 Best Companies to Work for in America' for the 7th time and are proud to be in the company of such forward-thinking employers, including more than 30 of our own clients. This honor marks a fitting start to 2006, which Bright Horizons has designated as 'The Year of the Teacher'. During the year, we will be focusing attention on early educators around the world and the important contributions they make through their commitment to children, and their families, during the most formative years of their lives. As an industry leader, we are committed to raising the bar for standards of high-quality child care and education through professional opportunities and lifetime learning for teachers."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 713-481-0095. Replays of the entire call will be available through March 3, 2006 at 973-341-3080, PIN# 6926200. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.


                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing 616 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 600 clients, including more than 90 FORTUNE 500 companies and 65 of the "100 Best Companies" as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                         Three months ended
                                                         ----------------------------------------------------
                                                               12/31/2005                  12/31/2004
                                                         ------------------------    ------------------------
Revenue                                                   $163,059        100.0%       $144,662       100.0%

Cost of services                                           131,254         80.5%        119,580        82.7%
                                                          --------        -----        --------       -----
Gross profit                                                31,805         19.5%         25,082        17.3%

Selling, general and administrative expenses                14,727          9.0%         11,918         8.2%
Amortization                                                   714          0.5%            214         0.1%
                                                          --------        -----        --------       -----

Income from operations                                      16,364         10.0%         12,950         9.0%

Net interest income                                            133          0.1%            176         0.1%
                                                          --------        -----        --------       -----

Income before income taxes                                  16,497         10.1%         13,126         9.1%

Income tax provision                                       (6,654)         -4.1%        (5,558)        -3.9%
                                                          --------        -----        --------       -----

Net income                                                $  9,843          6.0%       $  7,568         5.2%
                                                          ========        =====        ========       =====

PER SHARE DATA:
---------------

Net income per share - basic                              $   0.36                     $   0.28
                                                          ========                     ========
Weighted average number of common
 shares outstanding                                         27,256                       26,756
                                                          ========                     ========

Net income per share - diluted                            $   0.35                     $   0.27
                                                          ========                     ========
Weighted average number of common
 and common equivalent shares                               28,429                       28,110
                                                          ========                     ========

SUPPLEMENTAL INFORMATION:
-------------------------

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)(a)            $ 20,485                     $ 16,201

Reconciliation of net income to EBITDA:

Net income, as reported                                   $  9,843                     $  7,568

Add back income tax provision                                6,654                        5,558

Less net interest income                                      (133)                        (176)
                                                          --------                     --------
Income from operations                                      16,364                       12,950

Add back depreciation                                        3,407                        3,037

Add back amortization                                          714                          214
                                                          --------                     --------
EBITDA                                                    $ 20,485                     $ 16,201


(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                         Twelve months ended
                                                         ----------------------------------------------------
                                                               12/31/2005                  12/31/2004
                                                         ------------------------    ------------------------
Revenue                                                   $625,259        100.0%       $551,763       100.0%

Cost of services                                           509,970         81.6%        459,810        83.3%
                                                          --------        -----        --------       -----
Gross profit                                               115,289         18.4%         91,953        16.7%

Selling, general and administrative expenses                52,717          8.4%         44,188         8.0%
Amortization                                                 1,916          0.3%          1,012         0.2%
                                                          --------        -----        --------       -----

Income from operations                                      60,656          9.7%         46,753         8.5%

Net interest income                                          1,286          0.2%            343         0.0%
                                                          --------        -----        --------       -----

Income before income taxes                                  61,942          9.9%         47,096         8.5%

Income tax provision                                      (25,241)         -4.0%       (19,768)        -3.5%
                                                          --------        -----        --------       -----

Net income                                                $ 36,701          5.9%       $ 27,328         5.0%
                                                          ========        =====        ========       =====

PER SHARE DATA:
---------------

Net income per share - basic                              $   1.35                     $   1.03
                                                          ========                     ========
Weighted average number of common
 shares outstanding                                         27,123                       26,511
                                                          ========                     ========

Net income per share - diluted                            $   1.29                     $   0.98
                                                          ========                     ========
Weighted average number of common
 and common equivalent shares                               28,392                       27,846
                                                          ========                     ========

SUPPLEMENTAL INFORMATION:
-------------------------

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)(a)            $ 75,154                     $ 59,110

Reconciliation of net income to EBITDA:


Net income, as reported                                   $ 36,701                     $ 27,328

Add back income tax provision                               25,241                       19,768

Less net interest income                                    (1,286)                        (343)
                                                          --------                     --------
Income from operations                                      60,656                       46,753

Add back depreciation                                       12,582                       11,345

Add back amortization                                        1,916                        1,012
                                                          --------                     --------
EBITDA                                                    $ 75,154                     $ 59,110


(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.